UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
February 14, 2014

Swift Transportation Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, William Post notified the Board of Directors of Swift Transportation Company (the “Company”) of his intention not to stand for re-election at the Company’s 2014 annual meeting of stockholders. Mr. Post is chairman of the Board of Directors, chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Post’s decision to not stand for re-election did not relate to any disagreement with the Company. Mr. Post will remain as chairman of the Board, chairman of the nominating and governance committee and member of the audit and compensation committees until the Company’s 2014 annual meeting of stockholders.

The Board of Directors intends to appoint current independent Board member Richard Dozer as chairman of the Board of Directors at the expiration of Mr. Post’s term at the 2014 annual meeting of stockholders. The nominating and governance committee will be conducting a search to replace the Board position to be vacated by Mr. Post.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Letter from William J. Post

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 20, 2014

SWIFT TRANSPORTATION COMPANY

/s/ James Fry
By: James Fry
Executive Vice President, General Counsel and Corporate Secretary